   As Filed with the Securities and Exchange Commission on December 24, 1996

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                           ARV ASSISTED LIVING, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        CALIFORNIA                                           33-016098
(STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)

                       ----------------------------------

                               245 FISCHER AVENUE
                          COSTA MESA, CALIFORNIA 92626
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                       ----------------------------------

                      1995 STOCK OPTION AND INCENTIVE PLAN
                          OF ARV ASSISTED LIVING, INC.
                            (FULL TITLE OF THE PLAN)

                       ----------------------------------

                                    COPY TO:

      SHEILA M. MULDOON, ESQ.                      WILLIAM J. CERNIUS, ESQ.
     VICE PRESIDENT, SECRETARY                      DAVID L. KUIPER, ESQ.
        AND GENERAL COUNSEL                           LATHAM & WATKINS
     ARV ASSISTED LIVING, INC.                       650 TOWN CENTER DRIVE,
       245 FISCHER AVENUE                               TWENTIETH FLOOR
  COSTA MESA, CALIFORNIA 92626                  COSTA MESA, CALIFORNIA 92626
         (714) 751-7400                                 (714) 540-1235

              (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

============================================================================================================
                                       CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
                                                                                PROPOSED
                                                               PROPOSED         MAXIMUM
                                               AMOUNT           MAXIMUM        AGGREGATE         AMOUNT OF
           TITLE OF SECURITIES                 TO BE        OFFERING PRICE      OFFERING       REGISTRATION
            TO BE REGISTERED                 REGISTERED      PER SHARE (1)     PRICE (1)            FEE
------------------------------------------------------------------------------------------------------------
Common Stock .............................   1,150,000         $10.56         $12,144,000         $3,680
============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The Proposed Maximum Aggregate Offering Price
      is the average of the high and low sales price of the Common Stock in the over-the-counter market, as reported on the Nasdaq National Market, on December 17, 1996 (which were $10.75 and $10.375, respectively).
================================================================================
Proposed sale to take place as soon after the effective date of the Registration Statement as options granted under the 1995 Stock Option and Incentive Plan are exercised.



                                 TOTAL PAGES 6
                            EXHIBIT INDEX ON PAGE 6

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission are incorporated herein by reference:

                 (a) Annual Report on Form 10-K for the fiscal year ended March 31, 1996, filed by ARV Assisted Living, Inc. (the "Company") with the Commission;

                 (b) Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996, filed by the Company with the Commission;

                 (c) The Sections entitled "Management," "Security Ownership of Directors, Executive Officers and Certain Beneficial Owners," and "Compensation of Executive Officers" from the Company's Proxy Statement for its 1996 Annual Meeting of Shareholders.

                 (d) Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996, filed by the Company with the Commission; and

                 (e) The description of the Company's Common Stock contained in the Registration Statement on Form S-1 filed on October 17, 1995, including any subsequently filed amendments and reports updating such description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.





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
ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 1996 have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The California General Corporation Law provides that California corporations may include provisions in their articles of incorporation relieving Directors of monetary liability for breach of their fiduciary duty as Directors, except for the liability of a Director resulting from (i) any transaction from which the Director derives an improper personal benefit, (ii) acts or omissions involving intentional misconduct or a knowing and culpable violation of law, (iii) acts or omissions that a Director believes to be contrary to the best interests of the Company or its shareholders or that involves the absence of good faith on the part of the Director, (iv) acts or omissions constituting an unexcused pattern of inattention that amounts to an abdication of the Director's duty to the Company or its shareholders, (v) acts or omissions showing a reckless disregard for the Director's duty to the Company or its shareholders in circumstances in which the Director was aware or should have been aware, in the ordinary course of performing a Director's duties, of a risk of serious injury to the Company or its shareholders, (vi) any improper transaction between a Director and the Company in which the Director has a material financial interest, or (vii) the making of an illegal distribution to shareholders or an illegal loan or guaranty. The Company's Articles of Incorporation provide that the Company's Directors are not liable to the Company or its shareholders for monetary damages for breach of their fiduciary duties to the fullest extent permitted by California law. The inclusion of this provision in the Articles of Incorporation may have the effect of reducing the likelihood of derivative litigation against Directors and may discourage or deter shareholders or management from bringing a lawsuit against Directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Company and its shareholders.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         See Index to Exhibits on page 6.

ITEM 9.  UNDERTAKINGS

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                   (iii) to include any material information with respect to
              the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;




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
                   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at termination of the offering.

              (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





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
                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on December 23, 1996.

                                              ARV ASSISTED LIVING, INC.,
                                              a California corporation


                                              By: /s/ GARY L. DAVIDSON
                                                 -----------------------------
                                                 Gary L. Davidson
                                                 President and Chairman
                                                 of the Board

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints Gary L. Davidson and Graham P. Espley-Jones as his attorneys-in- fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post- effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the Common Stock under the Securities Act with the Commission, granting unto each of such attorneys-in- fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     Signature                                        Title                              Date
                     ---------                                        -----                              ----
 /s/ GARY L. DAVIDSON                               President, Chairman of the Board and        December 23, 1996
 ------------------------------------------------   Director (Principal Executive Officer)
     Gary L. Davidson


 /s/ DAVID P. COLLINS                               Senior Executive Vice President and         December 23, 1996
 ------------------------------------------------   Director
     David P. Collins


 /s/ GRAHAM P. ESPLEY-JONES                         Chief Financial Officer (Principal          December 23, 1996
 ------------------------------------------------   Financial and Accounting Officer)
     Graham P. Espley-Jones


 /s/ JOHN A. BOOTY                                  Vice Chairman of the Board and Director     December 23, 1996
 ------------------------------------------------
     John A. Booty


 /s/ R. BRUCE ANDREWS                               Director                                    December 23, 1996
 ------------------------------------------------
     R. Bruce Andrews


 /s/ MAURICE J. DEWALD                              Director                                    December 23, 1996
 ------------------------------------------------
     Maurice J. DeWald


 /s/ JAMES M. PETERS                                Director                                    December 23, 1996
 ------------------------------------------------
     James M. Peters


 /s/ JOHN J. RYDZEWSKI                              Director                                    December 23, 1996
 ------------------------------------------------
     John J. Rydzewski





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
                               INDEX TO EXHIBITS


 EXHIBIT                                 DESCRIPTION                                               PAGE
 -------                                 -----------                                               ----
      4.1       The 1995 Stock Option and Incentive Plan of ARV Assisted Living, Inc.                  7

      5.1       Opinion of Latham & Watkins                                                           28

     15.1       Letter re: Unaudited interim financial information                                    29

     23.1       Consent of Latham & Watkins (included in Exhibit 5.1)                                 28

     23.2       Consent of KPMG Peat Marwick LLP                                                      30

     24.1       Power of Attorney (included on the signature page to this Registration                --
                Statement)





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